Exhibit 99.1
For Financial Inquiries:
Sybase Investor Relations
Charlie Chen
(925) 236-6015
charlie@sybase.com
Lynne Farris
(925) 236-8797
lynne.farris@sybase.com
For Press Inquiries:
Sybase Public Relations
Crystal Lu
(925) 236-6431
crystal.lu@sybase.com
SYBASE REPORTS BEST QUARTER AND YEAR IN COMPANY HISTORY,
EXCEEDING FIRST CALL CONSENSUS
Full-Year Revenue Increased 10% Year over Year, Driven by
Database License Growth of 28% and Messaging Growth of 29%
DUBLIN, Calif. — January 28, 2009— Sybase, Inc. (NYSE: SY), a leading provider of enterprise infrastructure and mobile software, today reported financial results for the fourth quarter and full year ended December 31, 2008.
Record Achievements:
♦	Total revenue of $305.1 million for Q408 and $1.13 billion for full year

♦	GAAP operating margin of 23% for Q408 and 19% for full year

♦	GAAP operating income of $69.8 million for Q408, $210.1 million for full year

♦	Non-GAAP operating margin of 28% for Q408 and 24% for full year

♦	Non-GAAP operating income of $85.8 million for Q408, $266.1 million for full year

♦	GAAP EPS of $1.64 for full year

♦	Non-GAAP EPS of $0.78 for Q408 and $2.24 for full year

♦	Cash flow from operations of $84.5 million for Q408 and $295.5 million for full year
Other Highlights:
♦	Q408 license revenue up 8% year over year and 13% in constant currency

♦	2008 full-year license revenue up 11%, total revenue up 10%

♦	Database license revenues increased 38% year over year in Q408 and 28% for full year

♦	GAAP operating income up 4% year over year in Q408 and 25% for full year

♦	Non-GAAP operating income up 5% year over year in Q408 and 21% for full year

♦	Full-year cash flow from operations increased 16% year over year
2008 Fourth Quarter Results
Total revenue for the fourth quarter of 2008 increased 3% to $305.1 million from $295.2 million in the fourth quarter of 2007. License revenue grew 8% to $122.1 million from $112.9 million in the fourth quarter of 2007. Services revenue were $139.8 million in the 2008 fourth quarter. Messaging revenues were $43.2 million.
Non-GAAP operating income for the 2008 fourth quarter increased 5% year over year to $85.8 million, representing a 28% operating margin.
Non-GAAP net income for the 2008 fourth quarter was $63.4 million, or earnings per diluted share (EPS) of $0.78, compared with non-GAAP net income of $55.4 million and EPS of $0.61 in the 2007 fourth quarter.
Operating income calculated in accordance with generally accepted accounting principles (GAAP) for the 2008 fourth quarter increased 4% year over year to $69.8 million, representing an operating margin of 23%.
The company reported GAAP net income of $47.3 million, or GAAP EPS of $0.58, for the fourth quarter. This compares with GAAP net income of $73.5 million, or GAAP EPS of $0.81, for the fourth quarter of 2007. Compared to the current quarter, net income for the 2007 fourth quarter reflected a $20.3 million credit to tax expense, which translated into a net $0.22 EPS benefit. This credit was associated with the reversal of valuation allowances on certain U.S. tax assets attributable to the company’s strong U.S. profits. In addition, GAAP net income for 2008 reflects the downward revaluation of auction rate securities.
Non-GAAP amounts exclude the amortization of certain purchased intangibles, stock-based compensation, restructuring costs, charges related to the impairment of auction rate securities, and the tax effect of these and related items. Accompanying this release is a reconciliation from GAAP to non-GAAP amounts for the fourth quarter of 2008 and 12-month period ended December 31, 2008.
The company generated cash flow from operations of $84.5 million for the 2008 fourth quarter.

2008 Full-Year Results
Total revenue for 2008 increased 10% year over year to $1.13 billion, and license revenue for the year increased 11% year over year to $383.7 million. Services revenue increased 5% to $572.1 million, and messaging revenues increased 29% to $176.2 million.
Non-GAAP operating income increased 21% year over year to $266.1 million, representing a non-GAAP operating margin of 24%. Non-GAAP net income grew 20% year over year, reaching $189.0 million, or $2.24 per diluted share.
Full-year GAAP operating income increased 25% year over year to $210.1 million, representing an operating margin of 19%. The company reported GAAP net income of $138.6 million, or GAAP EPS of $1.64.
Cash flow from operations increased 16% year over year to $295.5 million.
Chairman, CEO, and President of Sybase John Chen stated, “We are extremely proud to deliver our first-ever quarter exceeding $300 million in revenue, as well as record results for our fifth consecutive quarter and second consecutive year.
“The market is responding well to our market-leading mobility and analytics technologies, which has enabled us to gain market share. Sybase’s success is driven by our consistently strong execution, compelling product portfolio, and long-standing fiscal conservatism,” added Mr. Chen.
“Entering 2009, our competitive position and financial foundation are as strong as they have ever been. This is the result of judiciously investing in our Unwired Enterprise strategy, together with our ongoing efforts to streamline operations and prudently manage company assets. Even as the macro environment holds uncertainty, I am optimistic in our continued ability to execute well,” concluded Mr. Chen.
Balance Sheet and Other Data
At December 31, 2008, Sybase reported $638.4 million in cash and cash investments, including restricted cash of $2.8 million.
Sybase repurchased $5.4 million of its outstanding common stock during the fourth quarter and a total of $306.1 million for the year. As of December 31, 2008, $77.5 million remained authorized under the company’s current share repurchase program.
Days sales outstanding (DSO) for the fourth quarter was 80.

Guidance
For the first quarter ending March 31, 2009, management anticipates total revenue in the range of $260 million to $270 million. Management anticipates non-GAAP fully diluted EPS in the range of $0.40 to $0.42 and GAAP EPS in the range of $0.27 to $0.29.
For full-year 2009, management anticipates total revenue of approximately $1.14 billion. Management anticipates non-GAAP EPS in the range of $2.16 to $2.21 and GAAP EPS in the range of $1.62 to $1.67. Management anticipates full-year 2009 cash flow from operations of approximately $250 million.
A summary of the company’s 2009 guidance assumptions is as follows:
2009 Guidance Assumptions

	GAAP		Non-GAAP
Revenue Growth
2009 forecasted revenue growth — constant currency	5%	6%	5%	6%
2009 forecasted foreign exchange impact on revenue growth	(5%)	(5%)	(5%)	(5%)
2009 forecasted revenue growth — reported	0%	1%	0%	1%

EPS Reconciliation

2008 reported EPS	$1.64	$1.64	$2.24	$2.24
Adjustment due to release of tax valuation allowance in Q408	(0.08)	(0.08)	(0.08)	(0.08)
Adjustment to sum of quarterly EPS(1)	(0.04)	(0.04)	(0.06)	(0.06)

Adjusted 2008 reported EPS	1.52	1.52	2.10	2.10

2009 EPS guidance	$1.62	$1.67	$2.16	$2.21

2009 forecasted EPS growth over adjusted 2008 EPS	6%	10%	3%	5%
Please see “Note Regarding Non-GAAP Financial Measures” for important information regarding Non-GAAP Financial Measures.

(1)	Unlike quarterly amounts, year-end fully diluted share count and reported EPS excludes dilution related to convertible debt
Accompanying this release is a reconciliation from projected GAAP to non-GAAP amounts for the estimated 2009 first quarter and full year results.
Conference Call and Webcast Information
The Sybase 2008 fourth quarter conference call and simultaneous Webcast is scheduled to begin at 7:30 a.m. Pacific Time/10:30 a.m. Eastern Time on Wednesday, January 28, 2009. To access the live Webcast, please visit www.fulldisclosure.com or Sybase’s

Website at www.sybase.com at least 20 minutes prior to the call to download any necessary audio or plug-in software. A telephone replay will be available approximately two hours after the conference call ends and will be available until 10:00 p.m. Pacific Time on February 3, 2009. To access the replay, please dial (888) 203-1112 for domestic access and (719) 457-0820 for international callers; the access code for the telephone replay is #3775104. Additionally, the archived Webcast will be available through April 22, 2009 at http://www.sybase.com/about—sybase/investorrelations.
About Sybase, Inc.
Sybase is the largest enterprise software and services company exclusively focused on managing and mobilizing information. With our global solutions, enterprises can extend their information securely and make it useful for people anywhere using any device. The world’s most critical data in commerce, finance, government, and healthcare runs on Sybase. For more information, visit the Sybase Website at http://www.sybase.com.
Forward-Looking Statements
Certain statements in this release concerning Sybase, Inc. and its prospects and future growth are forward-looking and involve a number of uncertainties and risks. Factors that could cause actual events or results to differ materially from those suggested by these forward-looking statements include, but are not limited to, the performance of the global economy and growth in software industry sales; market acceptance of the company’s products and services; customer and industry analyst perception of the company and its technology vision and future prospects; the success of certain business combinations engaged in by the company or by competitors; political unrest or acts of war; possible disruptive effects of organizational or personnel changes; and other factors described in Sybase, Inc.’s reports filed with the U.S. Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2007 and its quarterly reports on Form 10-Q for the periods ended March 31, 2008, June 30, 2008, and September 30, 2008.
Note Regarding Non-GAAP Financial Measures
In addition to our GAAP results, Sybase discloses adjusted operating income, net income and net income per share, referred to respectively as “non-GAAP operating income”, “non-GAAP net income”, and “non-GAAP net income per diluted share”. These items, which are collectively referred to as “Non-GAAP Measures”, exclude the impact of stock-based compensation, the amortization of acquisition-related intangible assets, restructuring costs, non-cash charges related to the impairment of auction rate securities (“ARS”), and the tax effect of these and related items. Our Q1 and full year 2009 Non-GAAP guidance also excludes the imputed interest expense recognized for GAAP purposes as the difference between an assumed non-convertible debt borrowing rate and our convertible notes’ actual interest rate of 1.75%, the “imputed interest expense”. From time to time, subject to the review and approval of the audit committee of the Board of Directors, we may make other adjustments for expenses and gains that we do not consider reflective of core operating performance in a particular period and may modify the Non-GAAP Measures by excluding these expenses and gains. The Non-GAAP Measures for our Q4 2008 results and Q1 and full-year 2009 guidance exclude impairment charges for reductions in the carrying value of our auction rate securities.
We define our core operating performance to be the revenues recorded in a particular period and the expenses incurred within that period which management has the capability of directly affecting in order to drive operating income. Non-cash stock-based compensation, amortization of acquisition-related intangible assets, restructuring charges, and impairment charges to our ARS and imputed interest expenses are excluded from our core operating performance because the decisions which gave rise to these expenses were not made to drive revenue in a particular period, but rather were made for our long-term benefit over multiple periods. While strategic decisions, such as the decisions to issue stock-based compensation, to acquire a company or to restructure the organization, are made to further our long-term strategic objectives and do impact our income statement under GAAP, these items affect multiple periods and management is not able to change or affect these items within any particular period. As such, supplementing GAAP disclosure with non-GAAP disclosure using the Non-GAAP Measures provides management with an additional view of operational performance by excluding expenses that are not directly related to performance in any particular period. Therefore, we exclude these impacts in our planning, monitoring, evaluation and reporting of our underlying revenue-generating operations for a particular period.
Prior to the adoption of Financial Accounting Standards Board Statement 123 Revised “Share-based Payment” (“FAS 123R”) on January 1, 2006, our practice was to exclude stock-based compensation internally to evaluate performance and we presented investors with certain Non-GAAP Measures. With the adoption of FAS 123R, we continue to believe that Non-GAAP Measures can provide relevant disclosure to investors as contemplated by Staff Accounting Bulletin 107 (“SAB 107”) and we have presented Non-GAAP Measures that exclude stock-based compensation, amortization of acquisition-related intangible assets, impairment charges to ARS, imputed interest expense, restructuring costs and the related tax effects. While these items (other than restructuring) are recurring and affect GAAP net income, we do not use them to assess our operational performance for any particular period because (a) these items affect multiple periods and are unrelated to business performance in a particular period; (b)

we are not able to change these items in any particular period; and (c) these items do not contribute to the operational performance of our business for any particular period.
We also use Non-GAAP Measures to operate the business because the excluded expenses are not under the control of, and accordingly are not used in evaluating the performance of, operations personnel within their respective areas of responsibility. In the case of stock-based compensation expense, the award of stock options is governed by the stock committee of the Board of Directors and, in the case of acquisition-related intangible assets; acquisitions arise from strategic decisions which are not the responsibility of most levels of operational management. The restructuring charges, like our stock-based compensation charges, amortization of acquisition-related intangible assets, and write-downs to ARS and imputed interest expense, are excluded in management’s internal evaluations of our operating results and are not considered for management compensation purposes.
In the case of stock-based compensation, our compensation strategy is to use stock-based compensation to attract and retain key employees and executives. It is principally aimed at long term employee retention, rather than to motivate or reward operational performance for any particular period. Thus, stock-based compensation expense varies for reasons that are generally unrelated to operational performance in any particular period. We use annual cash incentive payouts for executives and other employees to motivate and reward the achievement of short-term operational objectives.
We view amortization of acquisition-related intangible assets, such as the amortization of an acquired company’s research and development efforts, customer lists and customer relationships, as items arising from pre-acquisition activities. These are costs that are determined at the time of an acquisition. While it is continually viewed for impairment, amortization of the cost is a static expense, one that is typically not affected by operations during any particular period and does not contribute to operational performance for any particular period.
The cost of restructure charges are excluded in our Non-GAAP Measures because they are significantly different in magnitude and character from routine personnel and facility adjustments that management makes when monitoring and conducting the Company’s core operations during any particular period. We have not undertaken restructuring since 2004 and amounts included in cost of restructure in 2006 and subsequently reflect lease termination costs from previously announced restructuring efforts. Our previous restructuring activities and related expenses were not related to operating performance for any particular period, and were not subject to change by management in any particular period. Instead, the prior restructuring was intended to align our business model and expense structure to our position in the market.

The liquidity and fair value of our investments in marketable securities, including auction rate securities, have been negatively impacted by the uncertainty in the credit markets and failed auctions due to a lack of marketability of these securities. As a result, we recorded impairment charges to reduce the carrying value of our ARS investments. The impairment charges related to our ARS investments have been excluded from our non-GAAP results of operations. These impairment charges are excluded from management’s assessment of our operating performance because management believes that they are not indicative of our ongoing business operations. We believe that the exclusion of these unique charges provide investors an enhanced view of our operations and facilitates comparisons with the results of other periods that do not reflect such charges.
In 2009 and future years, GAAP require that issuers of certain convertible debt instruments that may be settled in cash (or other assets) on conversion to separately account for the liability (debt) and equity (conversion option) components of the instrument in a manner that reflects the issuer’s non-convertible debt borrowing rate. Accordingly, for GAAP purposes we are required to recognize imputed interest expense on our $460 million of 1.75% convertible subordinated notes that were issued a private placement in February 2005. The imputed interest expense has been excluded from our Q1 2009 and full year 2009 guidance and will be excluded from the Non-GAAP Measures in 2009 and future periods. The imputed interest expense is excluded from management’s assessment of our operating performance because management believes that this is not indicative of our ongoing business operations. We believe that the exclusion of the imputed interest expense provides investors an enhanced view of our operational performance and will facilitate the comparisons of future reported results with results from periods prior to the GAAP requirement to recognize imputed interest expense.
Our historical non-GAAP effective tax rates differ from our GAAP effective tax rates because of (i) the exclusion of the amortization of acquisition-related intangible assets, stock-based compensation expenses and restructuring costs described above, (ii) the exclusion of certain acquired tax attributes, and (iii) the resulting impact on the realization of the Company’s other tax assets. We exclude the impact of these discrete tax items from our non-GAAP income tax provision or benefit because management believes that they are not indicative of our ongoing business operations.
Because the Non-GAAP Measures are not calculated in accordance with GAAP, they are used by our management as a supplement to, and not an alternative to, or superior to, financial measures calculated in accordance with GAAP. There are a number of limitations on the Non-GAAP Measures, including the following:

•	These Non-GAAP Measures do not have standardized meanings and may not be comparable to similar non-GAAP measures used or reported by other software or technology companies.

•	The Non-GAAP Measures do not reflect all costs associated with our operations determined in accordance with GAAP. For example:
Non-GAAP operating margin performance and non-GAAP net income do not include stock compensation expense related to equity awards granted to our workforce. Our stock incentive plans are important components of our employee incentive compensation arrangements and are reflected as expenses in our GAAP results under FAS 123R. While we include the dilutive impact of such equity awards in weighted average shares outstanding, the expense associated with stock-based awards is excluded from our non-GAAP measures.
Although amortization of acquisition-related intangible assets does not directly impact our current cash position, such expense represents the declining value of the technology or other intangible assets that we have acquired. These assets are amortized over their respective expected economic lives or impaired, if appropriate. The expense associated with this decline in value is excluded from our non-GAAP measures and therefore non-GAAP measures do not include the costs of acquired intangible assets that supplement our research and development.
Restructuring charges in 2006 and subsequently primarily represent lease termination costs associated with restructuring activities that commenced in 2004 and before. Most of the charges are cash expenditures, which are excluded from our Non-GAAP Measures.
While the interest imputed on our convertible notes does not directly impact our current cash position, such expense recognizes the deemed economic value of the conversion feature associated with the notes. The expense associated with this deemed economic value is excluded from our non-GAAP measures and, therefore, non-GAAP measures do not reflect a deemed expense associated with our convertible notes.
•	Excluded expenses for stock-based compensation, amortization of acquisition-related intangible assets, and imputed interest on our convertible debt will continue to recur and impact the Company’s GAAP results. While restructuring costs are non-recurring activities, their occasional occurrence will impact GAAP results. As such, the Non-GAAP Measures should not be construed as an inference that the excluded items are unusual, infrequent or non-recurring.
The company adjusts for these limitations by relying on these Non-GAAP Measures only as a supplement to the Company’s GAAP results.

SYBASE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2008	2007
(In thousands, except share and per share data)	(Unaudited)
Current assets:
Cash and cash equivalents	$611,364	$604,808
Short-term investments	8,689	93,462

Total cash, cash equivalents and short-term cash investments	620,053	698,270

Restricted cash	2,773	3,424
Accounts receivable, net	270,400	245,267
Deferred income taxes	45,524	37,979
Prepaid income taxes	4,932	17,604
Other current assets	34,208	25,182

Total current assets	977,890	1,027,726

Long-term cash investments	15,513	36,637
Restricted long-term cash investments	41	—
Property, equipment and improvements, net	62,263	64,841
Deferred income taxes	26,474	10,038
Capitalized software, net	82,400	74,278
Goodwill, net	527,151	533,339
Other purchased intangibles, net	113,970	130,608
Other assets	29,715	36,016

Total assets	$1,835,417	$1,913,483

Current liabilities:
Accounts payable	$26,300	$30,290
Accrued compensation and related expenses	80,031	63,852
Accrued income taxes	17,562	273
Other accrued liabilities	124,050	124,849
Deferred revenue	211,903	203,734

Total current liabilities	459,846	422,998

Other liabilities	44,788	44,669
Deferred income taxes	11,898	14,115
Long-term tax liability	32,082	30,807
Long-term deferred revenue	4,535	4,937
Minority interest	5,095	5,147
Convertible subordinated notes	460,000	460,000

Total stockholders’ equity	817,173	930,810

Total liabilities and stockholders’ equity	$1,835,417	$1,913,483

SYBASE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Three Months Ended December 31,		Twelve Months Ended December 31,
(In thousands, except per share data)	2008	2007	2008	2007
Revenues:
License fees	$122,084	$112,866	$383,661	$344,807
Services	139,803	143,490	572,090	544,209
Messaging	43,204	38,848	176,179	136,514

Total revenues	305,091	295,204	1,131,930	1,025,530

Costs and expenses:
Cost of license fees	19,524	14,610	67,342	53,114
Cost of services	38,419	40,826	160,604	157,790
Cost of messaging	27,139	23,375	107,757	82,598
Sales and marketing	72,464	73,089	285,376	266,995
Product development and engineering	37,873	38,159	146,932	152,571
General and administrative	36,011	33,912	138,980	129,319
Amortization of other purchased intangibles	3,707	3,492	14,716	13,783
Cost of restructure	109	827	167	797

Total costs and expenses	235,246	228,290	921,874	856,967

Operating income	69,845	66,914	210,056	168,563

Interest income and expense and other, net	(5,310)	5,520	(2,955)	21,377
Minority interest	44	32	51	12

Income before income taxes	64,579	72,466	207,152	189,952

Provision for income taxes	17,290	(1,078)	68,581	41,102

Net income	$47,289	$73,544	$138,571	$148,850

Basic net income per share	$0.59	$0.83	$1.69	$1.65

Shares used in computing basic net income per share	79,634	88,381	82,060	90,019

Diluted net income per share	$0.58	$0.81	$1.64	$1.61

Shares used in computing diluted net income per share	81,421	91,159	84,455	92,598

NON-GAAP RESULTS RECONCILED TO GAAP RESULTS
The following tables reflect selected Sybase non-GAAP results reconciled to GAAP results (in 000s except percentage and per share amounts) :

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2008	2007	2008	2007

Operating Income

GAAP operating income	69,845	66,914	210,056	168,563
Plus:
Amortization of acquisition-related intangible assets	10,147	7,011	33,351	27,374
Stock-based compensation expense	5,670	7,023	22,515	24,044
Cost (Reversal) of restructure	109	827	167	797

Non-GAAP operating income	$85,771	$81,775	$266,089	$220,778

Net Income

GAAP net income	47,289	73,544	138,571	148,850
Plus:
Amortization of acquisition-related intangible assets	10,147	7,011	33,351	27,374
Stock-based compensation expense	5,670	7,023	22,515	24,044
Cost (Reversal) of restructure	109	827	167	797
Impairment loss on auction rate securities	3,835	—	13,387	—
Less:
Incremental income taxes associated with certain Non-GAAP items	(3,651)	(33,035)	(18,449)	(43,749)
Credit received on purchased assets		—	(555)	—

Non-GAAP net income	$63,399	$55,370	$188,987	$157,316

Net Income Per Diluted Share

GAAP net income per diluted share	$0.58	$0.81	$1.64	$1.61
Plus:
Amortization of acquisition-related intangible assets	0.12	0.08	0.39	0.30
Stock-based compensation expense	0.07	0.08	0.27	0.26
Cost (Reversal) of restructure	0.00	0.01	0.00	0.01
Impairment loss on auction rate securities	0.05	—	0.16	—
Less:
Incremental income taxes associated with certain Non-GAAP items	(0.04)	(0.36)	(0.22)	(0.47)
Credit received on purchased assets	—	—	(0.01)	—

Non-GAAP net income per diluted share	$0.78	$0.61	$2.24	$1.70

Shares used in computing diluted net income per share	81,421	91,159	84,455	92,598
CLASSIFICATION OF STOCK-BASED COMPENSATION EXPENSE
The following table shows the classification of stock-based compensation expense (in 000s):

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2008	2007	2008	2007

Cost of services	352	429	1,364	1,544
Cost of messaging	134	113	484	544
Sales and marketing	1,393	1,486	5,538	5,304
Product development and engineering	744	877	2,887	2,982
General and administrative	3,047	4,118	12,242	13,670

Total	$5,670	$7,023	$22,515	$24,044
CLASSIFICATION OF AMORTIZATION OF PURCHASED INTANGIBLES
The following table shows the classification of amortization of purchased intangibles expense (in 000s):

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2008	2007	2008	2007

Cost of license fees	5,480	2,545	14,593	9,833
Cost of messaging	960	974	4,042	3,758
Amortization of other purchased intangibles	3,707	3,492	14,716	13,783

Total	$10,147	$7,011	$33,351	$27,374

SYBASE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Twelve Months Ended
	December 31,
(Dollars in thousands)	2008	2007
Cash flows from operating activities:
Net income	$138,571	$148,850
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	105,915	87,923
Minority interest in income of subsidiaries	(51)	(12)
Loss on disposal of assets	2,498	37
Impairment of investment in auction rate securities	13,387	—
Deferred income taxes	(5,603)	(14,008)
Stock-based compensation — restricted stock	10,236	10,155
Stock-based compensation — all other	12,279	13,889
Tax benefit from stock-based compensation plans	11,478	14,229
Excess tax benefit from stock-based compensation plans	(11,182)	(14,485)
Amortization of note issuance costs	1,969	1,969
Changes in assets and liabilities:
Accounts receivable	(25,985)	(23,232)
Prepaid income taxes	12,672	(17,604)
Other current assets	(8,963)	372
Other assets — operating	4,218	2,202
Accounts payable	(4,740)	6,784
Accrued compensation and related expenses	7,508	3,708
Accrued income taxes	27,509	12,852
Other accrued liabilities	(5,706)	9,617
Deferred revenues	7,767	11,288
Other liabilities	1,737	(520)

Net cash provided by operating activities	295,514	254,014

Cash flows from investing activities:
Decrease in restricted cash	610	2,590
Purchases of cash investments	(16,275)	(280,632)
Maturities of cash investments	38,299	241,292
Sales of cash investments	80,982	190,778
Business combinations, net of cash acquired	(35,368)	(6,848)
Purchases of property, equipment and improvements	(32,350)	(23,883)
Proceeds from sale of property, equipment, and improvements	30	44
Capitalized software development costs	(50,706)	(36,431)
(Increase) Decrease in other assets — investing	138	(188)

Net cash provided by (used for) investing activities	(14,640)	86,722

Cash flows from financing activities:
Repayments of long-term obligations	(416)	(193)
Payments on capital lease	(494)	(1,389)
Net proceeds from the issuance of common stock and reissuance of treasury stock	49,953	41,190
Purchases of treasury stock	(306,111)	(166,738)
Excess tax benefit from stock-based compensation plans	11,182	14,485

Net cash used for financing activities	(245,886)	(112,645)

Effect of exchange rate changes on cash	(28,432)	21,414

Net increase in cash and cash equivalents	6,556	249,505
Cash and cash equivalents, beginning of year	604,808	355,303

Cash and cash equivalents, end of period	$611,364	$604,808

SYBASE, INC.
CONSOLIDATED STATEMENT OF OPERATIONS BY SEGMENT
FOR THE THREE MONTHS ENDED DECEMBER 31, 2008
(UNAUDITED)

	Infrastructure	iAnywhere			Consolidated
(In thousands, except per share data)	Platform Group	Solutions	Sybase 365	Eliminations	Total
Revenues:
License fees
Infrastructure	$86,899	$77	$142	$—	$87,118
Mobile and Embedded	9,408	25,536	22	—	34,966

Subtotal license fees	96,307	25,613	164	—	122,084
Intersegment license revenues	189	7,863	—	(8,052)	—

Total license fees	96,496	33,476	164	(8,052)	122,084

Services
Direct service revenue	129,239	10,300	264	—	139,803
Intersegment service revenues	—	8,089	—	(8,089)	—

Total services	129,239	18,389	264	(8,089)	139,803

Messaging
Direct messaging revenue	19	—	43,185	—	43,204
Intersegment messaging revenues	—	—	16	(16)	—

Total messaging	19	—	43,201	(16)	43,204

Total revenues	225,754	51,865	43,629	(16,157)	305,091

Total allocated costs and expenses before cost of restructure and amortization of other purchased intangibles and purchased technology	161,801	34,368	39,308	(16,157)	219,320

Operating income before cost of restructure and amortization of other purchased intangibles and purchased technology	63,953	17,497	4,321	—	85,771

Cost of restructure — 2008 Activity	216	—	—	—	216
Amortization of other purchased intangibles	527	1,023	2,157	—	3,707
Amortization of purchased technology	3,436	2,044	960	—	6,440

Operating income before unallocated costs	$59,774	$14,430	$1,204	$—	$75,408

Other unallocated costs					5,563

Operating income after unallocated costs					69,845

Interest income and expense and other, net					(5,310)
Minority interest					44

Income before income taxes					64,579

Provision for income taxes					17,290

Net income					$47,289

Basic net income per share					$0.59

Shares used in computing basic net income per share					79,634

Diluted net income per share					$0.58

Shares used in computing diluted net income per share					81,421

SYBASE, INC.
CONSOLIDATED STATEMENT OF OPERATIONS BY SEGMENT
FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2008
(UNAUDITED)

	Infrastructure	iAnywhere			Consolidated
(In thousands, except per share data)	Platform Group	Solutions	Sybase 365	Eliminations	Total
Revenues:
License fees
Infrastructure	$274,937	$353	$214	$—	$275,504
Mobile and Embedded	33,066	75,069	22	—	108,157

Subtotal license fees	308,003	75,422	236	—	383,661
Intersegment license revenues	508	27,566	—	(28,074)	—

Total license fees	308,511	102,988	236	(28,074)	383,661

Services
Direct service revenue	527,956	42,485	1,649	—	572,090
Intersegment service revenues	185	33,250	—	(33,435)	—

Total services	528,141	75,735	1,649	(33,435)	572,090

Messaging
Direct messaging revenue	41	—	176,138	—	176,179
Intersegment messaging revenues	—	—	34	(34)	—

Total messaging	41	—	176,172	(34)	176,179

Total revenues	836,693	178,723	178,057	(61,543)	1,131,930

Total allocated costs and expenses before cost of restructure and amortization of other purchased intangibles and purchased technology	629,642	137,526	160,216	(61,543)	865,841

Operating income before cost of restructure and amortization of other purchased intangibles and purchased technology	207,051	41,197	17,841	—	266,089

Cost of restructure — 2008 Activity	315	—	—	—	315
Amortization of other purchased intangibles	2,108	4,092	8,516	—	14,716
Amortization of purchased technology	4,645	9,948	4,042	—	18,635

Operating income before unallocated costs	$199,983	$27,157	$5,283	$—	$232,423

Other unallocated costs					22,367

Operating income after unallocated costs					210,056

Interest income and expense and other, net					(2,955)
Minority interest					51

Income before income taxes					207,152

Provision for income taxes					68,581

Net income					$138,571

Basic net income per share					$1.69

Shares used in computing basic net income per share					82,060

Diluted net income per share					$1.64

Shares used in computing diluted net income per share					84,455

NON-GAAP RESULTS RECONCILED TO GAAP RESULTS — SEGMENTS
The following table reflects non-GAAP operating income before unallocated costs reconciled to GAAP results for each Sybase segment ( in 000s except percentage and per share amounts ) :

	Three Months Ended			Twelve Months Ended
	December 31, 2008			December 31, 2008
	Infrastructure	iAnywhere		Infrastructure	iAnywhere
	Platform Group	Solutions	Sybase 365	Platform Group	Solutions	Sybase 365

Operating Income Before Unallocated Costs

GAAP operating income before unallocated costs	59,774	14,430	1,204	199,983	27,157	5,283
Plus:
Amortization of acquisition-related intangible assets	3,963	3,067	3,117	6,753	14,040	12,558
Cost of restructure	216	—	—	315	—	—

Non-GAAP operating income before unallocated costs	$63,953	$17,497	$4,321	$207,051	$41,197	$17,841

SYBASE, INC.
Reconciliation of GAAP-based EPS to Non-GAAP EPS
for the three months ended March 31, 2009
(unaudited)

GAAP-based EPS	$0.27	$0.29

Amortization of purchased intangibles	0.08	0.08
Amortization of stock compensation expense	0.07	0.07
Imputed interest on convertible debt	0.06	0.06
Income tax effect of above adjustments	(0.08)	(0.08)
Income tax effect due to differences between the GAAP and non-GAAP effective tax rate	0.00	0.00

Non-GAAP EPS	$0.40	$0.42

Please see “Note Regarding Non-GAAP Financial Measures” for important information regarding Non-GAAP Financial Measures.
SYBASE, INC.
Reconciliation of GAAP-based EPS to Non-GAAP EPS
for the twelve months ended December 31, 2009
(unaudited)

GAAP-based EPS	$1.62	$1.67

Amortization of purchased intangibles	0.33	0.33
Amortization of stock compensation expense	0.28	0.28
Imputed interest on convertible debt	0.23	0.23
Income tax effect of above adjustments	(0.28)	(0.28)
Income tax effect due to differences between the GAAP and non-GAAP effective tax rate	(0.02)	(0.02)

Non-GAAP EPS	$2.16	$2.21

Please see “Note Regarding Non-GAAP Financial Measures” for important information regarding Non-GAAP Financial Measures.

SYBASE, INC.
CONSOLIDATED STATEMENT OF OPERATIONS — NEW SEGMENT FORMAT
(UNAUDITED)
(in thousands)

	Twelve Months Ended
	December 31,
	2008	2007
License:
License revenue	$383,661	$344,807

Cost of license & sales
Cost of license	52,749	43,281
Sales expense	218,763	203,276

Cost of license & sales	271,512	246,557

Margin	$112,149	$98,250
	29%	28%

Services:
CS&S revenue	$457,224	$428,127
Other services	114,866	116,082

Services revenue	572,090	544,209

Cost of services	159,240	156,246

Margin	$412,850	$387,963
	72%	71%

Messaging:
Messaging revenue	$176,179	$136,514

Cost of messaging & sales
Cost of Messaging	103,231	78,296
Sales expense	19,319	18,538

Cost of messaging & sales	122,550	96,834

Margin	$53,629	$39,680
	30%	29%

Total revenues for reportable segments	$1,131,930	$1,025,530
Total expenses for reportable segments	553,302	499,637
Total margin for reportable segments	578,628	525,893
Marketing expenses	(41,756)	(39,877)
Product development and engineering expenses	(144,045)	(149,589)
General and administrative expenses	(126,738)	(115,649)
Amortization of intangible assets	(33,351)	(27,374)
Restructuring	(167)	(797)
Stock-based compensation	(22,515)	(24,044)
Interest income and expense and other, net	(2,955)	21,377
Minority interest	51	12

Income before provision for income taxes	$207,152	$189,952